PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
          (Applebee's Restaurant, Crestview Hills, KY)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 15th day of May, 1996, by and between Marshall Kilduff (hereinafter called "Kilduff"), and AEI Net Lease Income & Growth Fund XIX Limited Partnership (hereinafter called "Fund XIX") (Kilduff, Fund XIX (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XIX presently owns an undivided 14.6563% interest in and to, and Kilduff presently owns and undivided 12.4668% interest in and to, and The Gummerscheimer Living Trust presently owns an undivided 4.9867% (also referred to herein as Co-Tenant") interest in and to, and The Nicoletta Trust presently owns an undivided 10.5969% (also referred to herein as "Co-Tenant") interest in and to, and The Joan Koller Trust presently owns an undivided 10.5969% (also referred to herein as "Co-Tenant") in and to, and Menzel Polzin Partners presently owns an undivided 14.5707% (also referred to herein as "Co-Tenant"),interest in and to and Dorothy and Andrew Potloff presently own an undivided 13.7097% (also referred to herein as "Co-Tenant"),interest in and to, and Richard Bagot presently owns an undivided 12.1741% (also referred to herein as "Co-Tenant") interest in and to, and the Tilson Trust presently owns an undivided 6.2419% (also referred to herein as "Co-Tenant") interest in and to, the land, situated in the City of Crestview Hills, County of Kenton, and State of Kentucky, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Kilduff's interest by Fund XIX; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Kilduff of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XIX, or its designated agent, successors or assigns. Provided, however, if Fund XIX shall sell all of its interest in the Premises, the duties and obligations of Fund XIX respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XIX with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XIX as their sole and exclusive agent to deal with any property agent and to execute leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the




Co-Tenant Initial: /s/ MK
Co-Tenancy Agreement for Applebee's, Crestview Hills, KY





Premises,  on  behalf of all present or future  Co-Tenants.  Only
Fund XIX may obligate any Co-Tenant with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund XIX agrees to require any lessee of the Premises to name Kilduff as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XIX shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XIX shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income, expenses and any net proceeds from a sale of the Premises shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XIX may offset against, pay to itself and deduct from any payment due to Kilduff under this Agreement, and may pay to itself the amount of Kilduff's share of any legitimate expenses of the Premises which are not paid by Kilduff to Fund XIX or its assigns, within ten (10) days after demand by Fund XIX. In the event there is insufficient operating income from which to deduct Kilduff's unpaid share of operating expenses, Fund XIX may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Lessee under terms of any triple net lease agreement initiated concurrently with, or subsequent to, this agreement.

Kilduff has elected to retain, and agrees to annually reimburse, Fund XIX in the amount of $700 for the expenses, direct and indirect, incurred by Fund XIX in providing quarterly accounting and distributions of Kilduff's share of net income and for tracking, reporting and assessing the calculation of Kilduff's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Kilduff authorizes Fund XIX to deduct such amount from Kilduff's share of revenue. Kilduff may terminate this agreement at any time and collect it's share of rental stream directly from the tenant.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XIX's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XIX shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Kilduff shall be entitled to receive 12.4668% of all items of income and expense generated by the Premises, and Fund XIX shall be entitled to receive 19.6430% as its share. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XIX, shall,




Co-Tenant Initial: /s/ MK
Co-Tenancy Agreement for Applebee's, Crestview Hills, KY





within fifteen (15) business days after receipt of notice, make payment to Fund XIX sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6.    If  any  Co-Tenant (including Co-Tenant Tilson Trust  which owns an undivided 6.2419 percent interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated May 25, 1994, and including Co-Tenant Richard Bagot which owns an undivided 12.1741% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated July 15, 1994 and including Co-Tenant Potloff Living Trust which owns an undivided 13.7097% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated September 9, 1994 and including Co-Tenant Menzel Polzin Partners which owns and undivided 14.5707% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated
July 14, 1995 and including Co-Tenant Joan Koller Trust which owns an undivided 10.5969% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated December 4, 1995 and including Co-Tenant The Nicoletta Trust which owns an undivided 10.5969% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated December 4, 1995 and including Co-Tenant The Gummerscheimer Living Trust which owns an undivided 4.9867% interest in the Premises, subject to a Co-Tenancy Agreement with Fund XIX dated April 26, 1996) shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until the expiration date plus extensions of the net lease agreement or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Premises and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in the Premises, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XIX:

AEI Net Lease Income & Growth Fund XIX Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101





Co-Tenant Initial: /s/ MK
Co-Tenancy Agreement for Applebee's, Crestview Hills, KY






If to Gummerscheimer

Archibald and Diane Gummersheimer, Trustees
600 N. main Street
Dupo, IL  62239-1127

If to Kilduff:

321 Lake Street
San Francisco, CA  94118-1320

If to Nicoletta:

Joe Nicoletta, Trustee
5727 Camellia
North Hollywood, CA  91601


If to Koller:

Joan Koller, Trustee
16001 Ballantine Lane
Huntington Beach, CA  92647

If to Tilson:

Joseph and Mary Jane Tilson, Trustees
  of the Tilson Trust
605 W. Sunset Drive
Redlands, CA  92373

If to Bagot:

Richard Bagot
1518 S. Beverly
Amarillo, TX  79106

If to Potloff:

Andrew and Dorothy Potloff
747 Oxidental Avenue
San Mateo, CA  94402-1056

If to Menzel Polzin Partners:

Robert Menzel, Partner
121 E. Main St., Suite #308
Mankato, MN  56001

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto




Co-Tenant Initial: /s/ MK
Co-Tenancy Agreement for Applebee's, Crestview Hills, KY





may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

10. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.




Co-Tenant Initial: /s/ MK
Co-Tenancy Agreement for Applebee's, Crestview Hills, KY






11. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

Kilduff       Marshall Kilduff

              By: /s/ Marshall Kilduff
                      Marshall Kilduff

Witness       By: /s/ Sheldon Zimmerman


STATE OF          )
                      ) ss                         [see attached]
COUNTY OF         )

The  foregoing instrument was acknowledged  before  me,  a
Notary  Public in and for the County and State  aforesaid,
this          day  of         ,1996,  by                 ,
Notary Public.

Fund  XIX      AEI  Net  Lease  Income  &  Growth  Fund  XIX  Limited
Partnership

            By:  AEI Fund Management XIX, Inc., its corporate general
partner

             By: /s/ Robert P. Johnson
                     Robert P. Johnson, President

Witness      By: /s/ Laura M. Steidl

Witness      By: /s/ Kelly Kay Schueller

State of Minnesota )
                         ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 18th day of April, 1996, Robert P. Johnson, President of AEI Fund Management XIX, Inc., corporate general partner of AEI Net Lease Income & Growth Fund XIX Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                                   /s/ Lorraine M. Prindle
                                       Notary Public







Co-Tenant Initial: /s/ MK
Co-Tenancy Agreement for Applebee's, Crestview Hills, KY




CALIFORNIA ALL PURPOSE ACKNOWLEDGMENT


STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

On  4/17/96  before me, June Sayer, personally appeared  Marshall
Kilduff,

[X]  personally known to me   OR  [ ]   proved to me on the basis of
                                        satisfactory evidence to be the
                                        persons(s) whose name(s) is/are
                                        subscribed to the within instrument
                                        and acknowledged to me that
                                        he/she/their authorized capacity(ies),
                                        and that by his/her/their signature(s)
                                        on the instrument the person(s), or
                                        the entity upon behalf of which the
                                        person(s) acted, executed the
                                        instrument


                                   WITNESS  my hand and  official seal
      [Notary Seal]
                                  /s/ June B. Sayer





                                OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.



CAPACITY   CLAIMED  BY  SIGNER                   DESCRIPTION   OF
ATTACHED DOCUMENT

[X] INDIVIDUAL
[ ] CORPORATE OFFICER                            CO TENANCY AGREEMENT


[ ] PARTNER(S)          [ ] LIMITED
                        [ ] GENERAL              NUMBER OF PAGES

[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR                               4/17/96
[   ]   OTHER                                     DATE OF DOCUMENT



SIGNER IS REPRESENTING:
NAME  OF  PERSON(S) OR ENTITY(IES)               SIGNER(S) OTHER THAN NAMED
                                                 ABOVE








                             EXHIBIT A


     A certain tract or parcel of land situated in the County of Kenton, in the Commonwealth of Kentucky, and in the City of Crestview Hills, commencing at a corner formed by the intersection of the northwesterly right-of-way of Turkeyfoot
     Road, also known as the State Route 1303, with the southerly right-of-way of Interstate Route 275; thence from said corner South 34 42'34" West, along the Northwesterly right-of-way of Turkeyfoot Road 372.64 feet to an iron pin;
     thence leaving said right-of-way, North 41 57'00" West 309.17 feet to a point; said point being the TRUE POINT OF BEGINNING; thence along a new division line, south 48 03' 00" West, 160.11 feet; thence North 83 42' 30" West 21.31 feet to a point on the Northeasterly right-of-way of Crestview Hills Mall; thence along said right-of-way, North 35 28' 00" West, 169.31 feet' thence along a curve to the left, having a radius of 454.41 feet, chord bearing of North 45 17' 42" West 155.13 feet, and a total arc length of 155.89 feet, to an iron pin; thence leaving said right-of-way and with the East line of the City of Crestview Hills Property, Deed Book 855, Page 45, North 34 52' 37" East, 128.49 feet to an iron pin; thence leaving the East line of said City of Crestview Hills Property, and with the South right-of-way of Interstate 275 Eastbound Ramp "D", South 61 22' 45" East 99.39 feet to an iron pin; thence continuing with said right-of-way, South 72 52' 01" East, 108.09 feet to an iron pin; thence North
     84 20' 21" East, 90.33 feet to an iron pin; thence leaving said right-of-way and with the West line of J. Thomas Gallenstein et al. Property, Deed Book 952, Page 314, South 48 03' 00" West 122.28 feet to an iron pin; thence along the South line of said J. Thomas Gallenstein et al. Property, Deed Book 952, Page 314, South
     48 03'00" West 122.28 feet to an iron pin; thence along the South line of said J. Thomas Gallenstein et al., South 41 57' 00" East
     128.34 feet to the TRUE POINT OF BEGINNING.

     The parcel contains 1.4205 acres of land and is subject to all legal easements and rights-of-way of record.

     The above description was prepared by Jay F. Bayer, Kentucky
     Land Surveyor #2916.

     Being the same property conveyed to Thomas and King, Inc., a South Carolina corporation, by West Shell, Inc., a Kentucky corporation, by deed dated December 15, 1992, and of record in Deed Book 1089, Page 346, in the Kenton County Clerk's Office.

     Provided,  however, that the Grantor retains a fifteen  foot
     (15') storm sewer easement upon the above-described 1.4205-acre parcel, the centerline of said easement being described as follows:

     Situated in the city of Crestview Hills, County of Kenton, Commonwealth of Kentucky, and being a 15-foot wide strip of land extending 7.5 feet on each side of the following described centerline:

     Beginning  at  a  point in the grantor's Southeast  boundary line found by measuring from the intersection of the South right-of- way line of Interstate 275 and the Northwest right-of-way line of State Route 1303 (Turkeyfoot Road), South 34 42'34" West,
     372.64 feet along said right-of-way of State Route 1303, North 41 57'00" West, 309.17 feet, thence South 48 03' 00" West, 54.00 feet along the grantor's Southeast boundary line, said point being the TRUE POINT OF BEGINNING;

     thence North 12 57' 00" West, 60.00 feet;

     The   above  description  was  prepared  by  Jay  F.  Bayer,
     Registered Land Surveyor #2916 in the Commonwealth of Kentucky.

     TOGETHER WITH a certain License Agreement between West Shell, Inc. As Licensor and Thomas and King, Inc. D/b/a Applebee's Restaurant as Licensee, dated December 1, 1992, and recorded December 18, 1992, in Book 105, Page 59 of the Clerk's Office of Kenton County, Kentucky.